UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2014

United Security Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-14549	63-0843362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

131 West Front Street
Post Office Box 249
Thomasville, Alabama 36784
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (334) 636-5424

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02(b) of this Current Report on Form 8-K with respect to the Director Indemnification Agreements, dated as of October 31, 2014 (the “Indemnification Agreements”), by and between United Security Bancshares, Inc. (the “Company”) and each of Robert Stephen Briggs, Sheri S. Cook, Aubrey S. Miller, Donna D. Smith, is incorporated in this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a)	Election of Robert Stephen Briggs, Sheri S. Cook, Aubrey S. Miller, and Donna D. Smith to the Board of Directors

On October 31, 2014, the Board of Directors (the “Board”) of the Company, in accordance with the Company’s Certificate of Incorporation and Amended and Restated Bylaws and upon the recommendation of the Board’s Nominating, Executive and Corporate Governance Committee, voted unanimously to increase the size of the Board from eleven (11) to fifteen (15) directors and to elect Robert Stephen Briggs, Sheri S. Cook, Aubrey S. Miller, and Donna D. Smith to fill the vacancies created by the increase in the size of the Board, effective as of October 31, 2014.  The Board appointed Mr. Briggs to serve on the Audit Committee of the Board of the Company.  Mr. Briggs, Ms. Cook, Mr. Miller, and Ms. Smith will also serve on the Board of Directors of First United Security Bank, the Company’s wholly-owned banking subsidiary (the “Bank”).  The Board of Directors of the Bank (the “Bank Board”) appointed Mr. Briggs to serve on the Audit Committee of the Bank Board, Ms. Cook to serve on the Asset/Liability Committee of the Bank Board, Mr. Miller to serve on the Retail, Operations, Technology, and Compliance Committee of the Bank Board, and Ms. Smith to serve on the Directors’ Loan Committee of the Bank Board.

There are no arrangements or understandings between Mr. Briggs, Ms. Cook, Mr. Miller, or Ms. Smith and any other person pursuant to which they were appointed to the positions with the Company and the Bank described above.  Additionally, there are no related person transactions involving Mr. Briggs, Ms. Cook, Mr. Miller, or Ms. Smith and the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”).

The Board has affirmatively determined that Mr. Briggs, Ms. Cook, Mr. Miller, and Ms. Smith are independent under Nasdaq listing standards and are otherwise qualified to serve on the Boards and the committees to which they have been appointed.  Mr. Briggs, Ms. Cook, Mr. Miller, and Ms. Smith  will receive the compensation described in the section titled “Director Compensation – Fees” included in the Company’s definitive proxy statement filed with the SEC on March 28, 2014; provided, however, that the compensation of the Company’s directors may be adjusted by the Board from time to time.  The new directors will also be eligible to receive awards under the Company’s 2013 Incentive Plan.

(b)	Director Indemnification Agreements

On October 31, 2014, the Company entered into the Indemnification Agreements with Mr. Briggs, Ms. Cook, Mr. Miller, and Ms. Smith in connection with their membership on the Board of the Company.  The Indemnification Agreements are substantially similar to the Director Indemnification Agreements previously entered into between the Company and each of its other current directors.

In general, the Indemnification Agreements provide that the Company will, to the extent permitted by applicable law and subject to certain limitations, indemnify Mr. Briggs, Ms. Cook, Mr. Miller, and Ms. Smith against all expenses, judgments, fines, and penalties actually and reasonably incurred by them in connection with the defense or settlement of any civil, criminal, administrative, or investigative action, suit, or proceeding brought against them or in which he or she otherwise becomes involved by reason of his or her relationship with the Company.  The Indemnification Agreements provide for indemnification rights regarding third-party proceedings and proceedings brought by or in the right of the Company.  Additionally, the Indemnification Agreements provide for the advancement of expenses incurred by Mr. Briggs, Ms. Cook, Mr. Miller, or Ms. Smith in connection with any proceeding covered by the Indemnification Agreements, provided that such individual must undertake in writing to repay any such amounts to the extent that it is determined that he or she is not entitled to indemnification.

No payments pursuant to the Indemnification Agreements are available (i) to indemnify or advance expenses with respect to proceedings initiated or brought voluntarily by Mr. Briggs, Ms. Cook, Mr. Miller, or Ms. Smith and not by way of defense, subject to certain exceptions; (ii) to indemnify them for expenses, judgments, fines, or penalties sustained in any proceeding for which payment is actually made to them under a valid and collectible insurance policy, except in respect of any excess beyond the amount of such insurance payment; (iii) to indemnify them for any expenses, judgments, fines, or penalties sustained in any proceeding for an accounting of profits made from the purchase or sale by them of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, the rules and regulations thereunder and amendments thereto or similar provisions of any federal, state, or local statutory law; (iv) to indemnify them for any expenses, judgments, fines, or penalties resulting from their conduct that is finally adjudged to have been willful misconduct, knowingly fraudulent, or deliberately dishonest; or (v) if a court of competent jurisdiction finally determines that such payment is unlawful.

The Indemnification Agreements do not exclude any other rights to indemnification or advancement of expenses to which Mr. Briggs, Ms. Cook, Mr. Miller, or Ms. Smith may be entitled, including any rights arising under the Company’s Certificate of Incorporation or Amended and Restated Bylaws, any other agreement, any vote of the Company’s shareholders or disinterested directors, the Delaware General Corporation Law, or otherwise.  The Indemnification Agreements also contain various representations and covenants by the Company as to the maintenance of Directors and Officers Liability Insurance.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Director Indemnification Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 30, 2009 and incorporated herein by reference.

Item 8.01.	Other Events.

On October 31, 2014, the Company issued a press release announcing the election of Mr. Briggs, Ms. Cook, Mr. Miller, and Ms. Smith to the Boards of Directors of the Company and the Bank, which press release contains additional biographical information on each of the new directors.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit Number	Exhibit

10.1	Form of Director Indemnification Agreement (incorporated herein by reference to Exhibit 10.1 to United Security Bancshares, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2009)

99.1	Press Release, dated October 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 3, 2014	UNITED SECURITY BANCSHARES, INC.

		By:	/s/ James F. House
		Name:	James F. House
President and Chief Executive Officer